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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95797) pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Sequenom, Inc. of our report dated February 25, 2000, with respect to the consolidated financial statements of Sequenom, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          ERNST & YOUNG LLP

San Diego, California
March 29, 2000